Exhibit 99.1

USA Rare Earth Reports its Third Quarter 2025 Financial Results

STILLWATER, Okla. - November 6, 2025 – USA Rare Earth, Inc. (Nasdaq: USAR) (USAR or the Company) today announced its financial and operational results for the third quarter and nine months ended September 30, 2025.
Third Quarter Highlights

•Business Highlights
◦Identified a flow sheet for the Round Top development project, validated through bench- and pilot-scale testing, supporting a targeted Pre-Feasibility Study completion in the second half of 2026.
◦Stillwater, Oklahoma magnet facility remains on track for commissioning of commercial scale production in the first quarter 2026.
◦Entered into a definitive agreement to acquire Less Common Metals Ltd. (LCM), a manufacturer of specialized rare earth metals and both cast and strip-cast alloys.
◦Progressed swarf recycling flow sheet at the Company’s Wheat Ridge lab through bench-scale testing and will now move to pilot-scale testing in the first quarter 2026; represents a key step in closing the loop between mining, processing, and recycling.
◦Signed a memorandum of understanding with Enduro Pipeline Services, a leading provider of pipeline cleaning and inline inspection tools, for delivery of neo magnets in early 2026.
◦Signed a joint development agreement with ePropelled, Inc. to develop a strategic supply and purchase relationship of sintered neo magnets for use in ePropelled's state-of-the-art motors, which are used in a multitude of uncrewed air, land, and sea vehicles.

•Financial Highlights
◦Ended quarter with $258 million cash and no significant debt.
▪Received a $125 million common equity investment at the end of the third quarter 2025, providing capital to execute the Company’s growth plans.
◦Subsequent to the quarter end, our current cash balance was over $400 million.
▪Raised an additional $163 million from exercise of warrants since the end of the third quarter 2025.
◦Issued a notice of redemption on October 30, 2025 to redeem the remaining outstanding investor (USARW) warrants. Exercise of the warrants outstanding would result in an increase in cash of approximately $123 million.

Executive Commentary

“With the downstream capabilities of our magnet manufacturing plant in Stillwater well underway, which is now complimented by the metal making and strip casting capabilities of LCM, we are closing the loop within the rare earth magnet supply chain. We are also progressing toward pilot scale testing of our swarf recycling flow sheet and are moving into the Pre-Feasibility Study phase for Round Top, which are both exciting developments. Our strategy all along has been to take the steps necessary to secure the supply chain with the critical know-how and capabilities from mine all the way through magnet manufacturing. This progress across our business and the acquisition of LCM represent milestone achievements in the execution of this strategy,” said Barbara Humpton, USAR Chief Executive Officer.

Ms. Humpton continued, “The increased focus on critical rare earths, and their importance to every aspect of our economy, only reinforces what we are building: a fully integrated U.S.-based rare earth material and magnet platform that supports national priorities, supply-chain stability for the U.S. and our allies, while also delivering long-term value creation for our shareholders. Our job is the disciplined execution of this plan, and we will continue to execute and build on our progress in the quarters ahead.”

Financial Highlights

	Quarter-to-Date		Year-to-Date
	Q3’2025	Q3’2024	Q3’2025	Q3’2024
	(In thousands, except for per share amounts)
Loss from operations	$(15,861)	$(1,959)	$(33,383)	$(9,668)
Net loss attributable to USA Rare Earth, Inc.	(156,680)	(1,869)	(247,354)	(8,938)
Net loss per share attributable to USA Rare Earth, Inc. - Diluted	(1.64)	(0.03)	(2.83)	(0.15)
Net cash used in operating activities	(2,849)	(1,210)	(21,087)	(9,487)

Cash			257,609	16,761

Non-GAAP Financial Highlights (1)

	Quarter-to-Date		Year-to-Date
	Q3’2025	Q3’2024	Q3’2025	Q3’2024
	(In thousands, except for per share amounts)
Adjusted net loss attributable to USA Rare Earth, Inc.	$(25,595)	$(2,004)	$(53,626)	$(9,303)
Adjusted net loss per share attributable to USA Rare Earth, Inc. - Diluted	(0.25)	(0.03)	(0.56)	(0.16)

(1)Refer to the sections “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” for definitions of our non-GAAP financial measures and reconciliations of GAAP to non-GAAP amounts, respectively.

Forward-looking Statements

Certain matters discussed in this press release and on the conference call (see information below) are or contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements, which involve risks and uncertainties include statements relating to the Company’s expectations for future development, operations, business strategies and financial performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to, risks related to: 1) the Company’s development of its magnet production facility and the timing of expected production milestones; 2) the development of the Round Top project, which may not result into a producing mine, may be delayed, or may not result in the commercial extraction of minerals; 3) uncertainty in any mineral estimates, uncertainty in any geological, metallurgical, and geotechnical studies and opinions; 4) the Company’s ability to successfully commence swarf processing; 5) delays in completing, or failure to complete, the LCM acquisition, including due to an inability to obtain required regulatory approvals or satisfy the other closing conditions; 6) failure to integrate LCM successfully, costs or difficulties associated with that integration, or failure to realize the expected benefits of the LCM acquisition when anticipated or at all; 7) competition in the magnet manufacturing industry; ability to grow and manage growth profitably; 8) the Company’s ability to build or maintain relationships with customers and suppliers; 9) the Company’s ability to attract and retain management and key employees; 10) supply and demand for rare earth minerals; 11) timing and amount of future production; 12) costs of production, capital expenditures and requirements for additional capital, including the need to raise additional capital to implement the Company’s strategic plan; 13) substantial doubt regarding the Company’s ability to continue as a going concern for the twelve months following the issuance of its third quarter 2025 Condensed Consolidated Financial Statements; 14) reductions in the Company’s stock price which may, among other things, reduce the number of warrants that are exercised prior to their redemption and therefore reduce the cash proceeds received by the Company; 15) timing of future cash flow provided by operating activities, if any; and 16) fluctuations in transportation costs or disruptions in transportation services or damage or loss during transport. Detailed information regarding factors that may cause actual results to differ materially has been and will be included in the Company’s periodic filings with the SEC, including the Company’s Form 10-K that the Company filed with the SEC on March 31, 2025 and the Company’s latest Quarterly Reports on Form 10-Q filed with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements speak only as of their date, and the Company undertakes no obligation to update any forward-looking statements as a result of new information or future events or developments.

About Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including adjusted net loss attributable to USA Rare Earth, Inc., and adjusted net loss per share attributable to USA Rare Earth, Inc. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company believes these non-GAAP measures of financial results provide useful supplemental information to management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations, and as a supplemental tool for investors to use in evaluating its ongoing operating results and trends and in comparing its financial measures with other companies that present similar non-GAAP financial measures. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business. Current and prospective investors should review the Company’s audited annual and unaudited interim financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate our business.

•Adjusted net loss attributable to USA Rare Earth, Inc. is a non-GAAP financial measure that the Company defines as net loss attributable to USA Rare Earth, Inc. which excludes (loss) gain on fair market value of financial instruments.
•Adjusted net loss per share attributable to USA Rare Earth, Inc. - Diluted is a non-GAAP financial measure that the Company defines as net loss attributable to USA Rare Earth, Inc. adjusted for declared and deemed dividends, interest accretion, and (loss) gain on fair market value of financial instruments, divided by weighted average diluted shares outstanding.

Conference Call to Discuss Financial Results

The Company will hold a conference call on Thursday, November 6, 2025, 4:00 PM CT / 5:00 PM ET to discuss its third quarter and nine months ended September 30, 2025 results. Please see below for dial-in information.

LIVE CONFERENCE CALL:
Thursday, November 6, 2025, 4:00 PM CT / 5:00 PM ET
US / Canada Toll-Free: +1 (866) 652-5200
Local / International Toll: +1 (412) 317-6060

CONFERENCE CALL REPLAY:
Available approximately three hours after conclusion of the live call.
Expiration: December 6, 2025
US Toll-Free: +1 (877) 344-7529
Canada Toll-Free: (855) 669-9658
Local / International Toll: +1 (412) 317-0088
Access code: 1281359

Investors may also access the live call and the replay over the internet on the “Events” page of the Company’s investor website located at www.usare.com or at https://event.choruscall.com/mediaframe/webcast.html?webcastid=c1UqC8rH.

Disclosure Information

USA Rare Earth uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor USA Rare Earth’s investor relations website in addition to following USA Rare Earth’s press releases, SEC filings, and public conference calls and webcasts.

About USA Rare Earth

USA Rare Earth, Inc. (Nasdaq: USAR) is developing a rare earth sintered neo magnet (NdFeB or neo) manufacturing plant in Stillwater, Oklahoma, and intends to establish domestic rare earth and critical minerals supply, extraction, and processing capabilities to both supply its magnet manufacturing plant and market surplus materials to third parties. Rare earth magnets are critical to various business sectors and industries, including the defense, automotive, aviation, industrial, artificial intelligence with robotics, medical, and consumer electronics industries, among others. USAR is planning to take a broad approach to the industries it serves with the intention of providing high quality neo magnets to a variety of industries and customers. USAR’s focus on developing domestic rare earth production aligns with national priorities, offering the potential of a sustainable and secure domestic supply of materials critical to key industries.
Contact

Investor Relations
ir@USARE.com

USA Rare Earth, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2025	December 31, 2024
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$257,609	$16,761
Deferred offering costs	—	5,134
Prepaid expenses and other current assets	1,268	378
Total current assets	258,877	22,273
Property, plant and equipment, net	40,648	26,529
Mineral interests	17,339	17,125
Equipment deposits	6,073	3,060
Other non-current assets	388	82
Total assets	$323,325	$69,069

LIABILITIES, MEZZANINE AND STOCKHOLDERS' (DEFICIT) EQUITY
Liabilities
Accounts payable	$1,829	$1,823
Accrued liabilities	13,424	3,071
Deferred grants	8,200	8,200
Earnout liabilities	166,087	—
Warrant liabilities	177,785	—
Finance and operating leases	1,310	23
Other	—	2,008
Total liabilities	368,635	15,125

Mezzanine equity	13,272	19,923

Stockholders' (deficit) equity	(58,582)	34,021

Total liabilities, mezzanine equity, and stockholders' (deficit) equity	$323,325	$69,069

USA Rare Earth, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands, except per share amounts)
Operating expenses:
Selling, general and administrative	$11,410	$797	$24,666	$4,730
Research and development	4,451	1,162	8,717	4,938
Total operating expenses	15,861	1,959	33,383	9,668
Loss from operations	(15,861)	(1,959)	(33,383)	(9,668)

Other (expense) income, net:
(Loss) gain on fair market value of financial instruments	(142,426)	135	(216,788)	365
Interest, net, dividend income, and other expense	1,293	(184)	2,146	(196)
Total other (expense) income, net	(141,133)	(49)	(214,642)	169

Net loss	(156,994)	(2,008)	(248,025)	(9,499)
Net loss attributable to non-controlling interest	(314)	(139)	(671)	(561)
Net loss attributable to USA Rare Earth, Inc.	$(156,680)	$(1,869)	$(247,354)	$(8,938)

Net loss per share attributable to USA Rare Earth, Inc.:
Basic and diluted	$(1.64)	$(0.03)	$(2.83)	$(0.15)

USA Rare Earth, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Cash flows from operating activities:
Net loss	$(156,994)	$(2,008)	$(248,025)	$(9,499)
Non-cash adjustments	145,974	169	224,054	372
Changes in assets and liabilities	8,171	629	2,884	(360)
Net cash used in operating activities	(2,849)	(1,210)	(21,087)	(9,487)

Cash flows from investing activities:
Capital expenditures and equipment deposits	(7,101)	(1,201)	(13,398)	(2,256)
Other	—	(213)	—	(213)
Net cash used in investing activities	(7,101)	(1,414)	(13,398)	(2,469)

Cash flows from financing activities:
Proceeds from issuance of preferred stock and warrants	—	25,500	22,850	25,500
IPXX contribution of capital through merger	—	—	22,867	—
Prepayment of Forward Purchase Agreements	—	—	(20,789)	—
Proceeds from termination of Forward Purchase Agreements	—	—	20,789	—
Issuance costs	—	(3,183)	(8,281)	(3,755)
Proceeds from issuance of common stock and warrants under PIPE financing, net	119,899	—	190,077	—
Proceeds from exercise of warrants	25,580	—	47,531	—
Finance leases	289	—	289	—
Net cash provided by financing activities	145,768	22,317	275,333	21,745

Net change in cash and cash equivalents	$135,818	$19,693	$240,848	$9,789
Cash and cash equivalents, beginning of period	121,791	3,295	16,761	13,199
Cash and cash equivalents, end of period	$257,609	$22,988	$257,609	$22,988

USA Rare Earth, Inc.
Reconciliation of Non-GAAP Financial Measures(1)
(Unaudited)

This press release includes certain non-GAAP financial information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands, except for per share amounts)
Net loss attributable to USA Rare Earth, Inc.	$(156,680)	$(1,869)	$(247,354)	$(8,938)
Declared and deemed dividends, and accretion	(11,341)	—	(23,060)	—
Reversal of loss (gain) on fair market value of financial instruments	142,426	(135)	216,788	(365)
Adjusted net loss attributable to USA Rare Earth, Inc.(2)	$(25,595)	$(2,004)	$(53,626)	$(9,303)

Adjusted net loss per share attributable to USA Rare Earth, Inc. - Diluted (2)	$(0.25)	$(0.03)	$(0.56)	$(0.16)

(1)Amounts may not total due to rounding.
(2)Refer to the section “About Non-GAAP Financial Measures” for an explanation of our use of non-GAAP financial measures and the definitions of such measures.